Exhibit 99.1

Surface Oncology Appoints Denice Torres as Chair of the Board of Directors

Biopharma veteran Ben Hickey appointed to Board of Directors

Lisa McGrath promoted to chief people officer; Shannon Devens promoted to senior vice president, development operations

CAMBRIDGE, Mass., December 15, 2021 — Surface Oncology (Nasdaq: SURF), a clinical-stage immuno-oncology company developing next-generation immunotherapies that target the tumor microenvironment, today announced the appointments of Denice Torres to chair of the board and Ben Hickey to board director. In conjunction with the board appointments, Jeff Goater will transition to board director. The company also announced internal promotions of key senior executives, naming Lisa McGrath chief people officer and Shannon Devens senior vice president, development operations.

“Since joining our board earlier this year, Denice has had a significant impact and brought invaluable perspective through a critical period of development for Surface. Along with her vast leadership experience, she is a true pioneer and a leading advocate for diversity, inclusion and social change in our industry, values that are integral to our company,” said Rob Ross, M.D., chief executive officer. “I am thrilled to welcome her as the new chair of our board and look forward to leveraging her experience, and also her passion for the medically underserved, as we continue our mission to bring new treatments to patients suffering from cancer.”

“Additionally, I am pleased to welcome Ben Hickey to our board of directors. Ben is an accomplished leader in the oncology space with significant experience leading organizations through commercial readiness and successful product launches. His expertise will be critical as we continue to advance our antibody pipeline through the clinic and build out the infrastructure to bring our novel therapies to market,” continued Rob. “I also want to thank Jeff Goater for the guidance and thought leadership he has provided throughout his tenure as chair. Jeff has been instrumental in building Surface to where we are now, and I am excited to continue working closely with him in his new role as director.”

Denice Torres, MBA, J.D. has been a member of Surface’s board of directors since July 2021. Ms. Torres has over 25 years of executive leadership experience in healthcare across the consumer health, biopharmaceutical and medical device sectors. She is currently chief executive officer of The Ignited Company, a change management firm in the healthcare industry, and founder of The Mentoring Place, a non-profit, volunteer-based platform that accelerates the professional advancement of women through free executive-level mentorship. Previously, she held several executive leadership positions at Johnson & Johnson, including president of McNeil Consumer Healthcare, president of Janssen Pharmaceuticals, CNS and chief strategy and transformation officer for the Medical Device division. Before joining Johnson & Johnson, she had a highly successful 14-year career at Eli Lilly where she led a number of U.S. and global businesses.

Ms. Torres is currently a director of bluebird bio, Karuna Therapeutics, Glaukos Corporation and Resilience. She earned a bachelor’s degree in psychology from Ball State University, an MBA from the University of Michigan and a J.D. from Indiana University.

Ben Hickey, MBA has over 20 years of industry experience and is currently the chief commercial officer of Mirati Therapeutics, where he oversees all aspects of global commercialization, including pricing and access, sales & marketing, medical affairs, portfolio planning and patient advocacy. Prior to Mirati, Mr. Hickey was senior vice president and chief commercial officer at Halozyme Therapeutics, responsible for global commercial strategy for the company’s oncology portfolio. He spent 17 years in roles of increasing responsibility at Bristol-Myers Squibb, including vice president of marketing, immuno-oncology, where he oversaw the commercialization of YERVOY®. Mr. Hickey received both his MBA and bachelor’s degree in management from St. John’s University in New York.

Lisa McGrath, who joined Surface in 2017, was promoted to chief people officer. She previously served as senior vice president, human resources. Lisa brings over 20 years of experience driving impactful human resources initiatives, including targeted recruitment, performance management, competency development and employee engagement for publicly-traded, venture capital and angel-funded companies. Prior to Surface, she ran her own customized human resources practice specializing in biotech, pharmaceuticals, medical device and molecular diagnostics. In addition, Lisa has held senior human resources leadership positions at Synta Pharmaceuticals, Intelligent Medical Devices, Predictive BioSciences and BioSphere Medical. Lisa attended the University of Massachusetts and received a bachelor’s degree from Notre Dame College.

Shannon Devens, who has been with the company since 2016, was promoted to senior vice president, development operations. She has extensive experience with clinical development planning and execution with a focus on good clinical practice, operational infrastructure and outsourcing. Prior to joining Surface, Shannon served as senior director of clinical operations at Infinity Pharmaceuticals for more than seven years. Prior to that, she held roles in clinical operations at Molecular Insight Pharmaceuticals, Dyax Corp. and OmniSonics Medical Technologies. Shannon earned her master’s degree in cardiopulmonary science from Northeastern University and her bachelor’s degree from the University of Colorado at Boulder.

Rob added, “I am delighted to announce the promotions of Lisa and Shannon, both of whom have made significant contributions to Surface’s success. Lisa has an incredible track record for not only talent acquisition and growth, but the optimization of our organizational performance and development of a best-in-class culture that strives to foster diversity, inclusion and a patient-first mentality. Shannon has played a vital role leading our clinical development initiatives, and her valuable insights, coupled with the operational infrastructure she has implemented at Surface, will allow us to fully realize the promise of our next-generation antibody therapies for the treatment of cancer.”

About Surface Oncology:

Surface Oncology is an immuno-oncology company developing next-generation antibody therapies focused on the tumor microenvironment. Its pipeline includes two wholly-owned clinical-stage programs targeting CD39 (SRF617) and IL-27 (SRF388), as well as a preclinical program focused on depleting tumor regulatory T cells via targeting CCR8 (SRF114). In addition, Surface has two partnerships with major pharmaceutical companies: a collaboration with Novartis targeting CD73 (NZV930; Phase 1) and a collaboration with GlaxoSmithKline targeting PVRIG (GSK4381562, formerly SRF813; IND filed). Surface’s novel cancer immunotherapies are designed to achieve a clinically meaningful and sustained anti-tumor response and may be used alone or in combination with other therapies. For more information, please visit www.surfaceoncology.com.

Cautionary Note Regarding Forward-Looking Statements:

Certain statements set forth in this press release constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements can be identified by terms such as “believes,” “expects,” “plans,” “potential,” “would” or similar expressions, and the negative of those terms. These forward-looking statements are based on Surface Oncology’s management’s current beliefs and assumptions about future events and on information currently available to management.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Surface Oncology’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to, risks and uncertainties related to Surface Oncology’s ability to successfully develop SRF388, SRF617, SRF114 and its other product candidates through current and future milestones or regulatory filings on the anticipated timeline, if at all, the therapeutic potential of Surface Oncology’s product candidates, the risk that results from preclinical studies or early clinical trials may not be representative of larger clinical trials, the risk that Surface Oncology’s product candidates, including SRF388, SRF617 and SRF114, will not be successfully developed or commercialized, the risks related to Surface Oncology’s dependence on third-parties in connection with its manufacturing, clinical trials and preclinical studies, and the potential impact of COVID-19 on Surface Oncology’s clinical and preclinical development timelines and results of operations. Additional risks and uncertainties that could affect Surface Oncology’s future results are included in the section titled “Risk Factors” in our Annual Report on Form 10-K for the year ending December 31, 2020 available on the Securities and Exchange Commission’s website at www.sec.gov and Surface Oncology’s website at www.surfaceoncology.com.

Additional information on potential risks will be made available in other filings that Surface Oncology makes from time to time with the Securities and Exchange Commission. In addition, any forward-looking statements contained in this press release are based on assumptions that Surface Oncology believes to be reasonable as of this date. Except as required by law, Surface Oncology assumes no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

Contacts:

Investors

Laurence Watts

Gilmartin Group

619-916-7620

laurence@gilmartinir.com

or

Stephen Jasper

Gilmartin Group

858-525-2047

stephen@gilmartinir.com

Media

Chris Railey

Ten Bridge Communications

chris@tenbridgecommunications.com

617-834-0936